UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

Commission File Number: 333-146758

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Shidai Caifu Tiandi Building Suite 1906-09, 1 Hangfeng Road Fengtai District Beijing, China 100070
(Address of principal executive offices)

86-10-5170-9287
(Registrant’s telephone number, including area code)
_______________________________

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2010, China Infrastructure Construction Corporation, a Colorado corporation (the “Company”) and Ms. Shuqian Wang entered into an Independent Director Agreement, a form of which is incorporated herein by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2010. As disclosed in the Company’s current report on Form 8-K filed with the SEC on October 2, 2009, Ms. Wang was appointed as the Company’s director on September 29, 2009.

A summary of the compensation for the directorship of Ms. Wang is set forth as follows:

1.	An annual salary of $15,000, or $1,250 payable at the end of each month;

2.
For the service as a chairman of a committee, such director shall receive an additional fee of $5,000 per annum, payable in equal installments at the end of each month. For the service as a member of a committee, such director shall receive an additional fee of $2,000 per annum, payable in equal installments at the end of each month.

3.
Options to purchase 10,000 shares of the Common Stock subject to the Company’s 2010 Stock Incentive Plan, exercisable at $3.90 per share, to vest one year after the grant date. Such options will expire 36 months from the date of the grant.  If the directorship is terminated, the vested option will expire 365 calendar days after the grant.

4.	Reimbursement of traveling expenses for such director’s attendance of meetings of the board of directors or any committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Construction Corporation

March 23, 2010	By:	/s/ Yiru Shi
Yiru Shi
Chief Financial Officer